Exhibit 99.1

             Contact:  Claudine Cornelis/Laura Novak of Morgen-Walke Associates
                                                                    212.850.5600

                                          Steve Feldman - CFO / Barneys New York
                                                                    212.450.8613

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------



                BARNEYS NEW YORK, INC. REPORTS OPERATING RESULTS
                     FOR THE FIRST QUARTER ENDED MAY 3, 2003



New York, N.Y., June 17, 2003 - Barneys New York, Inc. today announced results for the first quarter ended May 3, 2003.

Net sales for the first fiscal quarter of 2003 declined 1.2% to $91.4 million from $92.5 million in the corresponding period last year. Comparable store sales declined 1.5%. In the quarter, selling, general and administrative expenses declined to 41.3% of sales from 41.4% a year ago. Net loss and loss per share for the first fiscal quarter of 2003 were $1.2 million and 9 cents, respectively, compared with a net income and income per share of $0.5 million and 3 cents in the corresponding period last year. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $5.1 million in the first quarter of 2003 compared to $5.8 million for the same period a year ago. Net Loss for the quarter was impacted by a $0.7 million increase in interest and financing costs for the quarter, partially reflecting the higher costs associated with the previously announced senior notes offering and the write-off of certain fees related to the amendment of our credit facility in connection therewith.

Howard Socol, Chairman, President and Chief Executive Officer, stated, "Our sales and earnings for the period reflected a continued weak economic environment, which was compounded earlier in the quarter by the war in Iraq, and adverse weather conditions, particularly in the Northeast. Despite these significant external factors, we were generally encouraged by our results. While 2003 began on a challenging note for the Company, we are pleased to see some better sales trends as the year has progressed." Mr. Socol added, "We successfully strengthened our balance sheet during the quarter. In addition, we continue to invest in growth opportunity businesses in our stores and to reduce our overhead expenses in an on-going effort to positively impact our operating results."

Barneys New York is a luxury retailer with flagship stores in New York City, Beverly Hills, and Chicago. In addition, the Company operates three regional full price stores, two CO-OP Barneys New York stores, twelve outlet stores and two semi-annual warehouse sale events. The Company also maintains corporate offices in New York City, an administrative and distribution center in Lyndhurst, New Jersey and has approximately 1,300 employees.

Except for the historical information contained herein, information set forth in this release may contain forward looking statements subject to risks and uncertainties which could cause the Company's actual results or performance to differ materially from those expressed or implied in such statements. For additional information about the Company and its various risk factors, reference is made to the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2003, as filed with the Securities and Exchange Commission.

                     Barneys New York, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Operations
                    (In thousands, except per share amounts)

                                   (UNAUDITED)

                                                                                               THREE MONTHS ENDED
                                                                                        5/3/2003               5/4/2002
                                                                                    ------------------   ---------------------
Net sales                                                                                    $ 91,385                $ 92,475
Cost of sales - Note                                                                           50,597                  50,006
                                                                                    ------------------   ---------------------

          Gross profit                                                                         40,788                  42,469

Expenses:

  Selling, general and administrative expenses (including occupancy costs) - Note              37,718                  38,308
  Depreciation and amortization                                                                 2,809                   2,554
  Other income - net                                                                           (2,048)                 (1,670)
                                                                                    ------------------   ---------------------
          Income before interest and financing costs
              and income taxes                                                                  2,309                   3,277

Interest and financing costs, net of interest income                                            3,369                   2,703
                                                                                    ------------------   ---------------------

          (Loss) income before income taxes                                                    (1,060)                    574

Income taxes                                                                                      150                      96
                                                                                    ------------------   ---------------------

          Net (loss) income                                                                  $ (1,210)               $    478
                                                                                    ==================   =====================

Basic and diluted net (loss) income per share of common stock                                $  (0.09)               $   0.03
                                                                                    ==================   =====================

Weighted average number of shares of common
     stock outstanding                                                                         14,103                  13,903
                                                                                    ==================   =====================


The following table reconciles Net (loss) income to EBITDA

Net (loss) income                                                                            $ (1,210)               $    478
Interest and financing costs, net of interest income                                            3,369                   2,703
Income taxes                                                                                      150                      96
Depreciation and amortization                                                                   2,809                   2,554
                                                                                    ------------------   ---------------------
EBITDA                                                                                       $  5,118                $  5,831
                                                                                    ==================   =====================

EBITDA for each period represents the sum of (a) the respective amounts of Net
(Loss) Income set forth above for such period; plus (b) the respective amounts of Interest and Financing Costs, Net of Interest Income, Income Taxes and Depreciation and Amortization. EBITDA is not an alternative measure of operating results or cash flows from operations, as determined in accordance with accounting principles generally accepted in the United States. We have included EBITDA because we believe it is an indicative measure of our operating performance and our ability to meet our debt service requirements and is used by investors and analysts to evaluate companies in our industry. EBITDA is also a measure utilized in a covenant contained in our credit facility and in a covenant in the indenture governing our 9% senior secured notes that limits our ability to incur indebtedness. As presented by us, EBITDA may not be comparable to similarly titled measures reported by other companies.

EBITDA should be considered in addition to, not as a substitute for, operating income, net (loss) income, cash flow and other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States. In addition, a substantial portion of our EBITDA must be dedicated to the payment of interest on our indebtedness and to service other commitments, thereby reducing the funds available to us for other purposes. Accordingly, EBITDA does not represent an amount of funds that is available for management's discretionary use.

Note - The Company implemented the provisions of Emerging Issues Task Force No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" (EITF 02-16). Under EITF 02-16, it is presumed that amounts received from vendors should be considered a reduction of product costs, unless certain restrictive criteria are met. Accordingly, the Company was required to record certain amounts as a reduction of cost of goods sold. In the three months ended May 3, 2003, the implementation of EITF 02-16 unfavorably impacted Selling, general and administrative expenses by $458,000 and favorably impacted Cost of sales by $400,000.